Exhibit 99.2

Tellurian President and CEO Meg Gentle announces new executive leadership team members

HOUSTON, Texas – (BUSINESS WIRE) March 9, 2020 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) President and Chief Executive Officer Meg Gentle today announced two new executive leadership team members.

Kian Granmayeh, formerly Director of Investor Relations, is now Tellurian’s Chief Financial Officer, responsible for financial strategy and liquidity, replacing Antoine Lafargue who will join the marketing group as Senior Vice President of LNG Marketing to advance commercialization of the Driftwood project. Before joining Tellurian in January 2019, Mr. Granmayeh worked at Apache Corporation for four years in various roles in Project Execution, Strategic Planning and Investor Relations. Previous to that, he was a Vice President at Lazard Freres & Co.

Amos Hochstein, formerly Senior Vice President of LNG Marketing, is now Tellurian’s Executive Vice President of LNG Marketing, leading the marketing of liquefied natural gas (LNG) and partnership interests from Driftwood LNG. Before joining Tellurian in 2017, he served as the U.S. Special Envoy for International Energy Affairs and led the U.S. Department of State’s Bureau of Energy Resources, where he oversaw global energy foreign policy engagement and advised the U.S. Secretary of State and the Vice President on global energy markets.

Keith Teague as EVP and Chief Operating Officer, Daniel Belhumeur as EVP and General Counsel, Tarek Souki as EVP and President of Tellurian Trading UK, and John Howie as EVP of Upstream and President of Tellurian Production Company, will each continue as members of the executive leadership team.

President and CEO Meg Gentle said, “We are reducing our costs and reorganizing the company to make Tellurian resilient in the face of current challenges in financial and energy markets. We are redirecting resources to complete the marketing of the Driftwood LNG project, which is fully permitted and ready to begin construction. Amos’s experience in LNG markets and expertise in negotiations brings together key elements to complete our Driftwood partnership. With a broad background across the finance organization, Kian will be focused on capital discipline and refinancing our existing obligations to extend our liquidity.”

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, cost, and other aspects of the Driftwood project. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2019 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2020, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar SVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Senior Manager, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com